Exhibit (h)(2)(a)

FORM OF AMENDMENT TO

INVESTMENT COMPANY REPORTING MODERNIZATION SERVICES
AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment to the Investment Company Reporting Modernization Services Amendment (the “Amendment”) dated September 29, 2022 (“Effective Date”) is by and between INDEXIQ ETF TRUST (the “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Fund and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of October 8, 2008, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Investment Company Reporting Modernization Services Amendment to the Administration and Accounting Services Agreement dated June 14, 2018 (the “SEC Mod Amendment”); and

C.	WHEREAS, the Funds and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

The parties agree that:

1.	Exhibit 1 attached to the SEC Mod Amendment is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

2.	Miscellaneous.

(a)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(b)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

INDEXIQ ETF TRUST

By:
Name:	Jomil M. Guerrero
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

2

EXHIBIT 1

(Amended and restated as of September 29, 2022)

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Real Return ETF

IQ Global Resources ETF

IQ Merger Arbitrage ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ FTSE International Equity Currency Neutral ETF

IQ CBRE NextGen Real Estate ETF

IQ S&P High Yield Low Volatility Bond ETF

IQ Chaikin U.S. Small Cap ETF

IQ Chaikin U.S Large Cap ETF

IQ 500 International ETF

IQ Candriam ESG U.S. Large Cap Equity ETF

IQ Candriam ESG International Equity ETF

IQ Healthy Hearts ETF

IQ Candriam ESG U.S. Mid Cap Equity ETF

IQ Engender Equality ETF

IQ Cleaner Transport ETF

IQ Clean Oceans ETF

IQ U.S. Large Cap R&D Leaders ETF

IQ U.S. Mid Cap R&D Leaders ETF

IQ Global Equity R&D Leaders ETF

3